EXHIBIT 1

JOINT FILING AGREEMENT

Frazier Healthcare V, LP, FHM V, LP and FHM V, LLC, in accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, hereby agree that the statement on Schedule 13D to which this Agreement is attached as an exhibit is, and any amendments thereto filed by any of us will be, filed on behalf of each such person or entity, that each such person or entity is responsible for the timely filing of the Schedule 13D and any amendments thereto and for the completeness and accuracy of the information concerning such person or entity contained therein.

This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original, and all of which together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement.

May 15, 2015

FRAZIER HEALTHCARE V, LP
By:	FHM V, LP, its General Partner
By:	FHM V, LLC, its General Partner
By:	/s/ Patrick Heron
Name:	Patrick Heron
Title:	Manager

FHM V, LP
By:	FHM V, LLC, its General Partner
By:	/s/ Patrick Heron
Name:	Patrick Heron
Title:	Manager

FHM V, LLC
By:	/s/ Patrick Heron
Name:	Patrick Heron
Title:	Manager